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                                                                       EXHIBIT 5


                         [GREENBERG TRAURIG LETTERHEAD]


                                October 30, 2000


Rural/Metro Corporation
8401 East Indian School Road
Scottsdale, Arizona 85251

                  RE:      REGISTRATION STATEMENT ON FORM S-8
                           RURAL/METRO CORPORATION

Ladies and Gentlemen:

                  As legal counsel to Rural/Metro Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about October 31, 2000 in connection with the registration under the Securities Act of 1933, as amended, of 2,000,000 shares of the Company's common stock, par value $.01 per share, (the "Shares") issuable pursuant to the Company's 2000 Non-Qualified Stock Option Plan (the "Plan"). The facts, as we understand them, are set forth in the Registration Statement.

                  With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

                  A. The Amended and Restated Articles of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware, as amended through the date hereof;

                  B. The Bylaws of the Company, as amended through the date hereof;

                  C. Various resolutions of the Board of Directors of the Company authorizing the Plan and the issuance of the Shares;

                  D. The Registration Statement; and

                  E. The Plan.

                  Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares,


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GREENBERG TRAURIG

Rural/Metro Corporation
October 30, 2000
Page Two


when issued and sold in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

                  We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the State of Delaware. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

                  We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

                                                 Very truly yours,


                                                 /s/  Greenberg Traurig, LLP